Exhibit 10.27

FOURTH EXCHANGE AGREEMENT
This Fourth Exchange Agreement (the “Agreement”) is entered into as of the 10th day of November, 2020, by and among KushCo Holdings, Inc., a Nevada corporation with offices located at 6261 Katella Avenue, Suite 250, Cypress, CA 90630 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of April 29, 2019, by and between the Company and the investors party thereto (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”), the Company issued a senior note (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Note”) to the Holder, as the initial holder.
B.Prior to the date hereof, pursuant to that certain Exchange Agreement, dated August 21, 2019 (the “First Exchange Agreement”), the Company exchanged the Original Note for a new senior note (the “First Exchange Note”) and a warrant to purchase Common Stock of the Company (the “Existing Warrant”).
C.Prior to the date hereof, pursuant to that certain Exchange Agreement, dated November 8, 2019 (the “Second Exchange Agreement”), the Company exchanged the First Exchange Note for a new senior note in the principal amount of $23,962,500 (the “Second Exchange Note”).
D.Prior to the date hereof, pursuant to that certain Exchange Agreement, dated June 9, 2020 (the “Third Exchange Agreement”), the Company exchanged the Second Exchange Note for (i) a new senior note in the aggregate principal amount of $22.0 million (the “Third Exchange Note”, and together with the Securities Purchase Agreement, the First Exchange Agreement, the Second Exchange Agreement, and the Third Exchange Agreement, the “Existing Note Documents”) and (ii) 5,347,594 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
E.Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Third Exchange Agreement (as amended hereby) or, as the context may require, the Existing Note.
F.The Holder is the holder of the Existing Note issued under the Third Exchange Agreement and has not assigned, transferred or exchanged the Existing Note.
G.Prior to the date of the Agreement, KIM International Corporation, an Affiliate of the Company incurred a $1,900,000 unsecured, non-recourse “Paycheck Protection Program” loan from The Bennington State Bank under the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020 (such loan, the “PPP Loan”, and the date thereof, the “PPP Loan Date”).
H.The Company and the Holder desire to amend and waive certain provisions of the Existing Note Documents and to permit the Transaction (as defined below) and to waive any prospective defaults or events of default that would have otherwise resulted

Exhibit 10.27
therefrom (the “Prospective Defaults”) on the terms and subject to the conditions set forth herein. References herein to the “Exchange” or the “Transaction” shall mean the exchange of the Existing Note, for (x) a new senior note with an amount due at maturity as set forth on the signature page of the Holder attached hereto, in the form attached hereto as Exhibit A (the “New Note”), and (y) such aggregate number of shares of Common Stock as set forth on the signature page of the Holder attached hereto (the “New Shares”, and together with the New Note, the “New Securities”).
I.The New Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
J.The Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act, the Holder shall convey, assign and transfer the Existing Note to the Company in exchange for which the Company shall (a) issue the New Note to the Holder and (b) issue the New Shares to the Holder by deposit/withdrawal at custodian in accordance with the DWAC instructions on the signature page of the Holder, which New Shares shall be issued without restricted legend and shall be freely tradable by the Holder. On the Closing Date, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Note at the address for delivery set forth on the signature page of the Holder attached hereto. Immediately following the delivery of the New Securities to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Note (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Note shall be deemed canceled.
2.Ratifications; Incorporation of Terms under Transaction Documents.
2.2Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.
2.2Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreement and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and

Exhibit 10.27
related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):
(a) The defined term “Notes” is hereby amended to mean the New Note (as defined herein).
(b)    The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.
(c)    The defined term “Business Day” is hereby amended and restated as the Business Day (as defined in the New Note).
2.3Amendment of First Exchange Agreement; Acknowledgement. Effective as of the Closing Date, Section 17 of the First Exchange Agreement is hereby amended to replace “New Note” with New Note (as defined herein). The Company hereby acknowledges and agrees that, after giving effect to the foregoing amendment, the MFN Termination Date (as defined in the First Exchange Agreement) shall not occur until such dates as no New Note (as defined herein) remains outstanding.
3.Limited Waiver. The Holder hereby waives the Prospective Defaults and any and all restrictions and remedies set forth in any Existing Note Document that would otherwise prohibit the Transaction or any other transactions contemplated by the Exchange Documents (as defined herein), solely as necessary to permit the transactions contemplated in the Exchange Documents (as defined herein) and not with respect to any other matter. Effective as of the time immediately prior to the PPP Loan Date, the Holder waives any prohibitions in the Transaction Documents that would otherwise prohibit the PPP Loan and any Prospective Defaults (and, for the avoidance of doubt, the PPP Loan shall on and after the PPP Loan Date be deemed to be “Permitted Senior Indebtedness” thereunder).
4.Company Representations and Warranties. As of the date hereof and as of the Closing Date (as defined below):
4.1Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement (including, for the avoidance of doubt, the New Notes), “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that solely for purposes of this clause (i), COVID-19, the declaration on March 13, 2020, of the national emergency relating to COVID-19 and related executive actions, legislative and regulatory measures, and the related impacts of the

Exhibit 10.27
foregoing on the Company and its Subsidiaries shall not constitute a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents. Other than the Persons set forth on Schedule 4.1, the Company has no Subsidiaries.
4.2Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Securities and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Securities in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Securities will have been duly authorized by the Company’s Board of Directors (or a duly authorized committee thereof) and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its shareholders (other than such filings as may be required by any federal or state securities laws, rules or regulations). This Agreement has been and, as of the Closing Date, the other Exchange Documents to which the Company is a party will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
4.3No Conflict. Except for any waivers referred to in Section 3 above, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Securities) will not (i) result in a violation of the Articles of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party and the receipt by the Company of the Required Consents (as defined below), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQX (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause

Exhibit 10.27
(ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.
4.4No Consents. Except as set forth on Schedule 4.4 (the “Required Consents”), neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.
4.5Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) and Rule 144(d)(3)(ii) thereof.
4.6Status of Existing Note; Issuance of New Securities.
(a)    The Company has no knowledge that the Existing Note is subject to dispute and to the knowledge of the Company there is no action based on the Existing Note that is currently pending in any court or other legal venue and to the knowledge of the Company no judgments based upon the Existing Note have been previously entered in any legal proceeding. The Company has not received any written notice from the Holder or any other person challenging or disputing the Existing Note, or any portion thereof, and prior to the Exchange, the Company is unconditionally obligated to pay the entire aggregate principal amount outstanding under the Existing Note (and any accrued and unpaid interest thereunder) without defense, counterclaim or offset. Upon the Exchange, the Company is unconditionally obligated to pay the entire aggregate principal amount outstanding under the New Note (and any accrued and unpaid interest thereunder) without defense, counterclaim or offset.
(b)    As of the Closing Date, (i) the issuance of the New Note will be duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens (as defined in the New Note) and (ii) upon issuance in accordance herewith, the New Shares will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Section 4(a)(2) and Rule 144(d)(3)(ii) under the Securities Act, the New Securities will have a Rule 144 (as defined below) holding period that will be deemed to have commenced as of the Closing Date (as defined in the Securities Purchase Agreement), the date of the original issuance of the Original Note to the Holder. At any time on and after the date hereof and subject to the Holder’s representations and warranties contained in Section 5 of this Agreement, neither the New Note nor the New Shares shall be required to bear any restrictive legend and shall be freely

Exhibit 10.27
transferable by the Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”), provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.
4.7Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the issuance of the New Note to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
4.8Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the SEC Documents, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Securities and Exchange Commission (“SEC”) or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

Exhibit 10.27
4.9Transactions With Affiliates. Except as set forth in the SEC Documents or as set forth on Schedule 4.9, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.
4.10Equity Capitalization.
(a)    Definitions:
i.“Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
ii.“Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).
b.Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 265,000,000 shares of Common Stock, of which 127,274,667 are issued and outstanding and 36,736,880 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. No shares of Common Stock are held in the treasury of the Company.
c.Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

Exhibit 10.27
d.Existing Securities; Obligations. Except as disclosed in the SEC Documents or on Schedule 4.10: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Note.
e.Organizational Documents. True, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents, or otherwise set forth on Schedule 4.10.
4.11Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or on Schedule 4.11, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (other than the Notes and the Securities Purchase Agreement), or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Prior to the date hereof, the Company has repaid, in full, all of the outstanding obligations under the Current Facility (as defined in the Original Note) and no outstanding disputes exist between the lenders under the Current Facility and the Company or any of its Subsidiaries.

Exhibit 10.27
4.12Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding before any Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Exchange Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.13No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.
4.14Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Exchange Documents, in accordance with the terms thereof, the Holder has not been asked by the Company or any of its Subsidiaries to agree, nor has the Holder agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the New Securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which any the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Holder’s knowledge of the transactions contemplated by the Exchange Documents; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Holder may rely on the Company’s obligation to timely deliver New Shares as and when required pursuant to the Exchange Documents for purposes of effecting trading in the Common Stock of the Company. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the New Note or any other Exchange Document or any of the documents executed in connection herewith or therewith.
4.15Disclosure. Except as disclosed in the SEC Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents and any matters disclosed in the SEC Filing. A draft of the Annual Report on Form 10-K for the period ended August 31, 2020 of Company and its Subsidiaries provided by the Company to the Holder (or an affiliate of the Holder) on November 9, 2020 is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

Exhibit 10.27
5.Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof and as of the Closing Date, as follows:
5.1Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.
5.2No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.
5.3Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
5.4No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
5.5Investment Risk; Sophistication. The Holder is acquiring the New Securities hereunder as principal for its own account and in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Securities, and has so evaluated the merits and risk of such investment, and can bear the economic risks of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act. The Holder understands that no federal or state agency

Exhibit 10.27
has passed upon the merits or risks of an investment in the New Securities or made any finding or determination concerning the fairness or advisability of this investment.
5.6Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.
5.7Transfer or Resale. The Holder understands that: (i) the New Securities have not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such New Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such New Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the New Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the New Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the New Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the New Securities and such pledge of New Securities shall not be deemed to be a transfer, sale or assignment of the New Securities hereunder, and the Holder effecting a pledge of New Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, this Section 5.7.
6.Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the Business Day immediately following such date as the Company shall have satisfied all conditions to closing below, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).
6.1Condition’s to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Holder in writing, prior to the Closing):
a.Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality

Exhibit 10.27
or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
b.Issuance of New Note. At the Closing, the Company shall issue the New Note to the Holder.
c.No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.
d.Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
e.No Event of Default. After giving effect to the Exchange, no Event of Default (as defined in the New Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing.
f.Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the Principal Market, if any, and the Required Consents.
g.Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.
h.Fees. The Company shall have paid, in full, to Kelley Drye & Warren LLP the Counsel Expense Amount (as defined below) and all outstanding invoices delivered by Kelley Drye & Warren LLP to the Company prior to the date hereof.
6.Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Company in writing, prior to the Closing):
a.Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or

Exhibit 10.27
material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).
b.No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.
c.Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.
7.Covenants.
7.1No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the New Note under the Securities Act or cause this offering of the New Note to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.
7.2Fees. At the closing, the Company shall pay Kelley Drye & Warren, LLP (counsel to the Holder) an amount of up to $5,000 for the reasonable and documented out-of-pocket legal fees and expenses incurred by the Holder in connection with the Transaction (the “Counsel Expense Amount”). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, any legal fees with respect to the issuance of any New Shares without restrictive legend, DTC (as defined below) fees or broker’s commissions (in each case other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Exchange Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the New Securities to the Holder.
7.3Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Securities may be tacked onto both the holding period of the Existing Note, the holding period of the First Exchange Note and the holding period of the Original Note, and the Company agrees not to take a position contrary to this Section 7.3. The Company acknowledges and agrees that, subject to the Holder’s representations

Exhibit 10.27
and warranties contained in Section 5 of this Agreement, the New Securities shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.
7.4Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the New Securities for sale to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), if any. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the New Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the New Securities to the Holder.
7.5Reporting Status. Until the date no New Notes remain outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
7.6Financial Information. The Company agrees to send the following to any holder of the New Note (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
7.7Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the New Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all New Shares from time to time issuable under the terms of the Exchange Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New

Exhibit 10.27
York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.7.
7.8Pledge of Securities. Notwithstanding anything to the contrary contained in the Existing Note Documents nor the Exchange Documents, the Company acknowledges and agrees that the New Securities may be pledged by a holder of the New Securities without restriction in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the New Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the New Securities may reasonably request in connection with a pledge of the New Securities to such pledgee by the Holder, provided that such documentation does not expand the nature of the Company's obligations under any of the Existing Note Documents and the Exchange Documents.
7.9Disclosure of Transaction.
a.On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K or any other periodic report filed pursuant to the Exchange Act (including all attachments, the “SEC Filing”) describing the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement and the form of the New Note. From and after the filing of the SEC Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the SEC Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.
b.Except as may be required by the Securities Purchase Agreement or the New Note, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Securities Purchase Agreement or the New Note, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-

Exhibit 10.27
K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.
7.10Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 30th Trading Days after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 7.10 shall not apply in respect of the issuance of (i) shares of Common Stock, restricted shares of Common Stock, restricted stock units or standard stock options to purchase Common Stock or other standard equity linked securities to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options or vesting of restricted stock or restricted stock units or other equity linked securities) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any stock options is not lowered, none of such stock options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such stock options are otherwise materially changed in any manner that adversely affects the Holder; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard stock options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard stock options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; or (iii) the New Securities (each of the foregoing in clauses (i) through (iii), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been

Exhibit 10.27
approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock, restricted stock units, standard options to purchase Common Stock and other standard equity linked securities may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.
7.11 Additional Registration Statements. At any time during the Restricted Period, the Company shall not file a registration statement or an offering statement under the Securities Act (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)).
7.12Notices to Holder. All notices to Holder pursuant to the Exchange Documents shall be delivered in accordance with the notice instructions set forth on the signature page of the Holder attached hereto (or such other instructions delivered in writing to the Company by the Holder from time to time).
8.Termination. If the Transaction is not consummated on or prior to the fifth (5th) Business Day after the date hereof, the Holder may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, ab initio.
9.Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.
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Exhibit 10.27
IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

COMPANY: KUSHCO HOLDINGS, INC. By: /s/ Nicholas Kovacevich Name: Nicholas Kovacevich Title: Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

Amounts Due on the Maturity Date under Existing Note: $22,000,000 Principal Amount of New Note: $19,000,000 Aggregate Number of New Shares: 4,687,500
HOLDER:
HB SUB FUND II LLC

By:

Name:    George Antonopoulos
Title:    Authorized Secretary
Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to HB Sub Fund II LLC

Address for Notices:
Please deliver any notices other than Pre-Notices to:

c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, NY 10017
Attention: Yoav Roth
Facsimile: (212) 571-1279
E-mail: investments@hudsonbaycapital.com
Residence: Cayman Islands

Please deliver any Pre-Notice to:

c/o Hudson Bay Capital Management LP
777 Third Ave., 30th Floor
New York, NY 10017
Facsimile: (646) 214-7946
Attention: Scott Black
General Counsel and Chief Compliance Officer

with a copy (for information purposes only) to:
Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

Exhibit 10.27
SCHEDULES TO EXCHANGE AGREEMENT
SCHEDULE 4.1
Subsidiaries

Entity Name	Jurisdiction of Organization	Authorized Interests	Outstanding Interests
Kush Energy, LLC	Colorado	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Kush Supply Co. LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Zack Darling Creative Associates, LLC	California	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
The Hybrid Creative LLC	California	Membership interests	100% of membership interests held by Zack Darling Creative Associates, LLC
Koleto Innovations LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
KIM International Corporation	California	10,000,000 shares of a single class of stock, no par value specified	10,000 shares of stock (all held by KushCo Holdings, Inc.)
KCH Distribution Inc.	British Columbia	1 common share	1 share of common stock (all held by KushCo Holdings, Inc.).

SCHEDULE 4.4
Required Consents
None
SCHEDULE 4.9
Transactions with Affiliates
The Company and its subsidiaries provide customary compensation for the benefit of present and/or former directors, officers, and employees (including bonuses and stock option programs), as well as customary benefits and indemnification arrangements.
SCHEDULE 4.10
Equity Capitalization
Preemptive Rights

•Pursuant to the “Purchase Rights” set forth in Section 4(a) of the Existing Warrant, Holder is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of Common Stock of the Company on a pro rata basis

Exhibit 10.27
•Pursuant to the “Purchase Rights” set forth in Section 4(a) of those certain Warrants to Purchase Common Stock dated as of the date hereof and issued by the Company to certain affiliates and related funds of Monroe Capital Management Advisors, LLC (the “Specified Warrants”), the holder thereof is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of Common Stock of the Company on a pro rata basis
•Pursuant to the Securities Purchase Agreement, Holder is entitled to participation rights for any “Subsequent Placement” (as defined therein) under specified circumstances
•Pursuant to the New Note, the Holder has the right to receive warrants under specified circumstances under the definition of “Permitted Senior Indebtedness” (as defined therein)

Convertible or Exchangeable Securities
•Outstanding options to purchase 12,662,000 shares of common stock of KushCo Holdings, Inc.
•Outstanding warrants (excluding the Existing Warrant and the Specified Warrants (defined above) copies of which have been provided to Holder) to purchase 6,988,000 shares of common stock of KushCo Holdings, Inc.

SCHEDULE 4.11
Other Indebtedness
•Indebtedness incurred pursuant to the “Senior Secured Financing Agreement” (as defined in the New Note)
•The Existing Note
•The PPP Loan